Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph W. Shrader, CG Appleby, Samuel R. Strickland and Horacio D. Rozanski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Booz Allen Hamilton Holding Corporation for the registration of up to 53,000,000 shares of the Company’s Class A common stock, par value $0.01 (the “Common Stock”), that may be issued pursuant to the Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, Booz Allen Hamilton Holding Corporation Officers’ Rollover Stock Plan, or Booz Allen Hamilton Holding Corporation Employee Stock Purchase Plan, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Ralph W. Shrader Ralph W. Shrader	President, Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2010

Signature	Title	Date

/s/ Samuel R. Strickland Samuel R. Strickland	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Director (Principal Financial and Accounting Officer)	November 1, 2010

/s/ Allan M. Holt Allan M. Holt	Director	November 3, 2010

/s/ Peter Clare Peter Clare	Director	November 11, 2010

/s/ Ian Fujiyama Ian Fujiyama	Director	November 1, 2010

/s/ Philip A. Odeen Philip A. Odeen	Director	November 1, 2010

/s/ Charles O. Rossotti Charles O. Rossotti	Director	November 1, 2010